                                        SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C.  20549

                                                     FORM 8-K

                                                  CURRENT REPORT
                                        Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934

                                 Date of Report (Date of earliest event reported):
                                                 January 16, 2004

                                               FIRST M&F CORPORATION
                                  ----------------------------------------------
                              (Exact name of registrant as specified in its charter)

          MISSISSIPPI                                No. 0-9424                         No. 64-0636653
--------------------------------------               ----------------                   --------------------
(State or other jurisdiction of                      (Commission                        (IRS employer
       incorporation)                                File Number)                       Identification No.)

         134 West Washington Street
         Kosciusko, Mississippi                                                39090
-----------------------------------------------------------            --------------------
(Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code:    (662) 289-5121

                                                   Not applicable
                                                   --------------
                            (Registrant's former address of principal executive offices)

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c)      Exhibits.

                           99.1     Press Release issued by First M&F Corporation dated January 16,
                                    2004 headed "First M&F Corp. reports fourth quarter and 2003 earnings"

Item 9. Regulation FD Disclosure.  On January 16, 2004, First M&F Corp. announced by press release its fourth quarter and 2003 earnings.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 12.  Results of Operations and Financial Condition.  On January 16, 2004, First M&F Corp. announced by press release its fourth quarter and 2003 earnings.  A copy of this press release is attached hereto as
Exhibit 99.1.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 20, 2004

                                                     FIRST M&F CORPORATION

                                                     By:    /s/ Robert C. Thompson, III
                                                           -------------------------------------------
                                                     Name:    Robert C. Thompson, III
                                                     Title:   Treasurer

                                                   EXHIBIT INDEX

99.1     Press Release issued by First M&F Corporation dated January 16, 2004, headed "First M&F
         Corp. reports fourth quarter and 2003 earnings"

First M&F Corp. Investor Information
CONTACT:  Hugh Potts, Jr.
          Chief Executive Officer
          (662) 289-8501

January 16, 2004

FOR IMMEDIATE RELEASE

First M&F Corp. reports fourth quarter and 2003 earnings

KOSCIUSKO, Miss.- First M&F Corp.'s (NASDAQ:FMFC) net income for the quarter ended December 31, 2003 was
$2,808,962, or $.61 basic and diluted earnings per share, compared to $2,730,161, or $.59 basic and diluted earnings per share for the fourth quarter of 2002. Earnings for the year ended December 31, 2003 were
$10,892,053, or $2.36 basic and $2.35 diluted per share as compared to $10,234,949, or $2.22 basic and diluted earnings per share for 2002.

Net interest income was up by $1.891 million in 2003 compared to the year ended December 31, 2002, with the net interest margin increasing to 4.32% in 2003 as compared to 4.29% in 2002. The net interest margin for the fourth quarter was 4.44% as compared to 4.47% for the third quarter, 4.26% for the second quarter and 4.12% for the first quarter in 2003. Prime rate reductions of .50% in November of 2002 and .25% in June of 2003 precipitated a decrease in loan yields of 67 basis points from the fourth quarter of 2002 to the fourth quarter of 2003.
However, declining short-term interest rates continued to reduce the cost of funds as deposit costs fell by 82 basis points from the fourth quarter of 2002 to the fourth quarter of 2003. For the year, loan yields were 6.67%
as compared to 7.44% in 2002. Deposit costs for 2003 were 1.84% as compared to 2.76% in 2002. Loans grew by
$102.575 million in 2003, which represented a 15.11% increase. Loans as a percentage of assets were 72.46% at the end of 2003 as compared to 65.44% at the end of 2002. The funding cost decreases have been driven by the reduction in short-term interest rates, as the Federal funds rate dropped by 26 basis points over the last twelve months. The 5-year Treasury rate increased by 24 basis points over the term of the year, indicating potential future short-term interest rate increases. Loan growth for the year came primarily in the Desoto, Madison and Lee county markets.

Non-interest revenues, excluding securities transactions, for 2003 were up by 2.07% compared to 2002, with mortgage income up by 8.12% and insurance agency commissions up by 6.36%. Service charges and fees on deposits were up by 2.25% in 2003 as compared to 2002. Non-interest income for the fourth quarter, excluding securities transactions, was $3.526 million as compared to $3.701 million for the same period in 2002.

Non-interest expenses, excluding intangible asset amortization, were up by 5.21% in 2003. Salaries and benefits were up by 3.73%, reflecting the Company's expansion activities and increased lending staff.

Net loan charge-offs as a percent of average loans for 2003 were .43% as compared to .40% for 2002. Non-accrual and 90-day past due loans as a percentage of total loans were .77% at the end of 2003 as compared to .55% at the end of 2002.

The Company repurchased 22,500 shares of common stock in the fourth quarter at an average price of  $36.48, and repurchased 169,854 shares during 2003 at an average price of $33.77. The Company issued 574 shares of common stock at an average price of $25.39 per share for stock option exercises during the fourth quarter of 2003, and
147,846 shares at an average price of $26.99 for 2003.

Total assets at December 31, 2003 were $1.078 billion as compared to $1.037 billion at the end of 2002. Total loans were $781.321 million compared to $678.746 million at the end of 2002. Deposits were $820.226 million compared to $824.024 million at the end of 2002. Total capital was $110.678 million, or $ 24.24 in book value per share at December 31, 2003.

"We are pleased by the 6.42% improvement in earnings," said Hugh S. Potts, Jr., Chairman and Chief Executive
Officer. Potts added, "We had an excellent year of loan growth and are pleased with our expansion efforts so far.
Our asset-based lending operation in Memphis is exiting its start-up phase and should be contributing strong net profits in 2004. Our Olive Branch loan production office exceeded expectations to such an extent that we have decided to proceed with plans to build a full service branch there as well as in Southaven in 2004. Our Lakeland
Drive branch in Rankin County should be opening in the spring of 2004 as well. We believe that the economy should improve next year and that we may see some pressure on our net interest margins if rates rise in 2004 and the competition for loans remains intense. Our non-interest revenue businesses such as mortgage and insurance did well in 2003, but we know that we must improve revenue production. We will be working diligently in 2004 to grow
Trust, Discount Brokerage and Treasury Services revenues in an effort to provide a full array of financial tools and solutions to our customers."

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 22 communities in Mississippi and Tennessee.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Consolidated Statements of Condition
(In thousands, except share data)

                                                                  December 31,    December 31,
                                                                       2003            2002
                                                               -------------------------------
Cash and due from banks                                              39,849             43,329
Interest bearing bank balances                                        2,554             12,610
Federal funds sold                                                      950              7,700
Securities available for sale (cost of
  $181,375 and $226,617)                                            187,577            236,110

Loans                                                               781,321            678,746
Allowance for loan losses                                            10,891             10,258
                                                               -------------------------------
     Net loans                                                      770,430            668,488

Bank premises and equipment                                          24,214             21,508
Accrued interest receivable                                           7,330              7,125
Other real estate                                                       802                950
Intangible assets                                                    16,837             16,952
Other assets                                                         27,755             22,362
                                                               -------------------------------
                                                                  1,078,298          1,037,134

Non-interest bearing deposits                                       123,191            101,915
Interest bearing deposits                                           697,035            722,109
                                                               -------------------------------
     Total deposits                                                 820,226            824,024

Federal funds and repurchase agreements                              15,205             23,599
Other borrowings                                                    122,033             71,142
Accrued interest payable                                              1,379              1,920
Other liabilities                                                     7,732              7,583
                                                               -------------------------------
     Total liabilities                                              966,575            928,268

Noncontrolling joint venture interest                                 1,045                656

Common stock, 4,565,038 and 4,587,046, shares
      issued & outstanding                                           22,825             22,935
Additional paid-in capital                                           31,624             33,260
Retained earnings                                                    53,873             47,585
Accumulated other comprehensive income                                2,356              4,430
                                                               -------------------------------
     Total equity                                                   110,678            108,210
                                                               -------------------------------
                                                                  1,078,298          1,037,134

First M&F Corporation and Subsidiary
Consolidated Statements of Income
(In thousands, except share data)
                                                  Three Months Ended December 31   Nine Months Ended December 31
                                                        2003              2002           2003              2002
                                                  ---------------------------------------------------------------
Interest and fees on loans                             12,829             12,153       48,587             49,015
Taxable investments                                     1,391              2,168        6,653              9,998
Tax exempt investments                                    587                618        2,378              2,573
Federal funds sold                                          4                 34          192                163
Interest bearing bank balances                             15                 26          108                124
                                                  ---------------------------------------------------------------
     Total interest income                             14,826             14,999       57,918             61,873

Interest on deposits                                    2,818              4,287       13,399             19,799
Interest on short-term borrowings                         152                174          608                695
Interest on other borrowings                            1,435                828        3,850              3,208
                                                  ---------------------------------------------------------------
     Total interest expense                             4,405              5,289       17,857             23,702
                                                  ---------------------------------------------------------------
     Net interest income                               10,421              9,710       40,061             38,171
Provision for possible loan losses                        960              1,011        3,802              4,495
                                                  ---------------------------------------------------------------
     Net interest income after loan loss                9,461              8,699       36,259             33,676

Service charges on deposits                             2,015              1,982        7,683              7,514
Mortgage banking income                                   209                286        1,160              1,073
Agency commission income                                  775                810        3,471              3,263
Other fee income                                          242                192          951                741
Other income                                              286                431        1,085              1,467
Gains (losses) on AFS investments                          26                  8            7                 30
                                                  ---------------------------------------------------------------
     Total noninterest income                           3,553              3,709       14,357             14,088

Salaries and employee benefits                          4,582              4,449       18,473             17,809
Net occupancy expense                                     539                532        2,129              2,010
Equipment and data processing expenses                    991                881        3,696              3,579
Intangible asset amortization                              13                 33          115                122
Other expenses                                          2,845              2,647       10,708              9,874
                                                  ---------------------------------------------------------------
     Total noninterest expense                          8,970              8,542       35,121             33,394
                                                  ---------------------------------------------------------------
Net income before taxes                                 4,044              3,866       15,495             14,370
     Income taxes                                       1,235              1,136        4,603              4,135
                                                  ---------------------------------------------------------------
Net income                                              2,809              2,730       10,892             10,235

Weighted average shares (basic)                     4,571,542          4,603,444    4,608,023          4,611,926
Weighted average shares (diluted)                   4,605,718          4,603,444    4,634,404          4,611,926
Basic earnings per share                                $0.61              $0.59        $2.36              $2.22
Diluted earnings per share                              $0.61              $0.59        $2.35              $2.22
                                                  ---------------------------------------------------------------
                                                  ---------------------------------------------------------------

First M&F Corporation
Financial Highlights
                                                         QTD Ended          QTD Ended          QTD Ended          QTD Ended
                                                        December 31        September 30          June 30           March 31
                                                            2003               2003               2003               2003
                                                       ---------------------------------------------------------------------
Per Common Share (diluted):
Net income                                                    0.61               0.60               0.57               0.57
Cash dividends paid                                           0.25               0.25               0.25               0.25
Book value                                                   24.24              24.06              24.02              23.78
Closing stock price                                          37.90              35.65              32.71              35.80

Selected Average Balances: (in thousands)
Assets                                                   1,074,285          1,061,855          1,054,605          1,056,814
Loans                                                      783,509            760,505            706,319            685,260
Earning assets                                             981,399            973,817            967,460            972,243
Deposits                                                   815,859            822,661            855,070            848,383
Equity                                                     110,707            111,010            111,661            110,248

Selected Ratios:
Return on average assets                                     1.05%              1.05%              1.00%              1.00%
Return on average equity                                    10.15%             10.06%              9.45%              9.63%
Average equity to average assets                            10.31%             10.45%             10.59%             10.43%
Tax-equivalent net interest margin                           4.44%              4.47%              4.26%              4.12%
Efficiency ratio                                            62.52%             63.41%             63.02%             62.17%
Net charge-offs to average loans (annualized)                0.55%              0.20%              0.53%              0.46%
Nonaccrual and 90 day accruing loans to total loans          0.77%              0.81%              0.61%              0.78%
Price to book (x)                                             1.56               1.48               1.36               1.51
Price to earnings (x)                                        15.53              14.85              14.35              15.70

First M&F Corporation
Supplemental Earnings Schedule
Fourth Quarter, 2003

   Quarter Ended December 31                               2003          2002
                                                       ---------------------------
Net income                                              $2,808,962      $2,730,161
Average shares outstanding                               4,571,542       4,603,444
EPS (basic)                                                   0.61            0.59
EPS (fully diluted)                                           0.61            0.59
   Year Ended December 31
Net income                                             $10,892,053     $10,234,949
Average shares outstanding                               4,608,023       4,611,926
EPS (basic)                                                   2.36            2.22
EPS (fully diluted)                                           2.35            2.22

                                                                Year-to-Date
                                                       ---------------------------
                                                          12/31/03        12/31/02
                                                       ---------------------------
Return on assets                                             1.03%           1.00%
Return on equity                                             9.82%           9.75%

(Amounts in thousands)
Total assets                                             1,078,298       1,037,134
Total equity                                               110,678         108,210
Total loans                                                781,321         678,746
Total deposits                                             820,226         824,024

Average assets                                           1,061,937       1,023,046
Average equity                                             110,908         104,954
Average loans                                              734,240         663,503
Average deposits                                           835,369         816,630

                          Historical Earnings Trends
---------------------------------------------------------------------------------

                                                      Net Income        EPS
                                                    (in thousands)     (diluted)
                                                    -----------------------------
                                 4Q 2003                 2,809            0.61
                                 3Q 2003                 2,791            0.60
                                 2Q 2003                 2,638            0.57
                                 1Q 2003                 2,654            0.57
                                 4Q 2002                 2,730            0.59
                                 3Q 2002                 2,867            0.62
                                 2Q 2002                 2,329            0.51
                                 1Q 2002                 2,309            0.50
                                 4Q 2001                 2,060            0.45